UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 17, 2009

PRIVATEBANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

____________________________

Delaware	000-25887	36-3681151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
120 S. LaSalle St. Suite 400 Chicago, Illinois		60603 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (312) 564-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth in Item 8.01 below is incorporated in its entirety into this Item by reference.

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 18, 2009, PrivateBancorp, Inc. (the “Company”) named Mr. Paul Carey, 43, as Controller of the Company.  Mr. Carey will report directly to Kevin M. Killips, the Company’s Chief Financial Officer.  Prior to joining the Company, Mr. Carey served in various roles at ABN-AMRO Bank, North America and its U.S. subsidiary, LaSalle Bank, since 1999. Prior to the purchase of LaSalle Bank by Bank of America in 2007, Mr. Carey served as Senior Vice President, Deputy Controller and then continued with Bank of America as Senior Vice President, Transition Services.

Barbara E. Briick, the Company’s former Controller, was named Director of External Reporting and Accounting Policy of the Company, effective June 18, 2009, and will no longer serve as the Company’s principal accounting officer.  Mr. Killips has assumed the role of principal accounting officer in addition to serving as the Company’s Chief Financial Officer.

Item 5.03(a)    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 17, 2009, the Company amended its amended and restated certificate of incorporation to (1) create a new class of non-voting common stock (the “Non-voting Common Stock”), and (2) amend and restate the Certificate of Designations of the Company’s Series A Junior Nonvoting Preferred Stock (the “Series A Preferred Stock”) to provide, among other things, that the shares of Series A Preferred Stock are convertible only into shares of Non-voting Common Stock.  Further description of and the reasons for the amendments are included in the Company’s proxy statement for its 2009 Annual Stockholders’ meeting, and such descriptions are incorporated herein by reference.  Both amendments were approved by the Company’s stockholders at the 2009 Annual Meeting held on May 28, 2009.

A copy of each of the certificates of amendment is filed as an exhibit to this report.

Item 8.01.       Other Events.

Conversion of Shares of Series A Preferred Stock into Shares of Non-voting Common Stock

On June 17, 2009, pursuant to the terms of a letter agreement dated as of June 17, 2009 by and among the Company and GTCR Fund IX/A, L.P., GTCR Fund IX/B, L.P., and GTCR Co-Invest III, L.P. (collectively, “GTCR”), and pursuant to the terms of the Series A Preferred Stock, the Company issued 1,951,037 shares of Non-voting Common Stock to GTCR upon notice of conversion by GTCR of all of its 1,951.037 shares of Series A Preferred Stock.  Under the amended terms of the Series A Preferred Stock as described in Item 5.03(a) above, each share of Series A Preferred Stock is convertible into one share of Non-voting Common Stock.  The shares of Series A Preferred Stock held and converted by GTCR represented all of the authorized, issued and outstanding shares of Series A Preferred Stock on such date.

The Company also entered into an amendment to its existing Preemptive and Registration Rights Agreement with GTCR pursuant to which the Company agrees, among other things, to register the shares of common stock issuable upon conversion of the newly issued shares of Non-voting Common Stock for resale under the Securities Act of 1933.

A copy of each of the letter agreement and the amended Preemptive and Registration Rights Agreement is filed as an exhibit to this report.  The foregoing summary of these agreements is qualified in its entirety by reference to such documents.

Item 9.01.       Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of PrivateBancorp, Inc., as amended, dated June 17, 2009.

3.2
Certificate of Amendment to Amended and Restated Certificate of Incorporation of PrivateBancorp, Inc., as amended, dated June 17, 2009, amending in its entirety the Certificate of Designations of the Series A Junior Non-Voting Preferred Stock of PrivateBancorp, Inc.

4.1	Amendment No. 1 to Preemptive and Registration Rights Agreement dated as of June 17, 2009 by and among PrivateBancorp, Inc., GTCR Fund IX/A, L.P., GTCR Fund IX/B, L.P., and GTCR Co-Invest III, L.P.

10.1	Letter Agreement dated as of June 17, 2009 by and among PrivateBancorp, Inc., GTCR Fund IX/A, L.P., GTCR Fund IX/B, L.P., and GTCR Co-Invest III, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 19, 2009	PRIVATEBANCORP, INC. By: /s/Christopher J. Zinski_________________ Christopher J. Zinski General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of PrivateBancorp, Inc., as amended, dated June 17, 2009.

3.2
Certificate of Amendment to Amended and Restated Certificate of Incorporation of PrivateBancorp, Inc., as amended, dated June 17, 2009, amending in its entirety the Certificate of Designations of the Series A Junior Non-Voting Preferred Stock of PrivateBancorp, Inc.

4.1	Amendment No. 1 to Preemptive and Registration Rights Agreement dated as of June 17, 2009 by and among PrivateBancorp, Inc., GTCR Fund IX/A, L.P., GTCR Fund IX/B, L.P., and GTCR Co-Invest III, L.P.

10.1	Letter Agreement dated as of June 17, 2009 by and among PrivateBancorp, Inc., GTCR Fund IX/A, L.P., GTCR Fund IX/B, L.P., and GTCR Co-Invest III, L.P.